EXHIBIT (8)(m)(4)

AMENDEDMENT No. 8 TO PARTICIPATION AGREEMENT (JP MORGAN)

Amendment No. 8 to the Participation Agreement

This Amendment No. 8 is made effective May 1, 2013 and is incorporated in and made a part of the Participation Agreement (“the Agreement”) made as of the 2nd day of August, 1999 by and among TRANSAMERICA LIFE INSURANCE COMPANY and TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (the “Company,” and collectively, “the “Companies”), JPMORGAN INSURANCE TRUST (the “Trust”), JPMORGAN INVESTMENT MANAGEMENT, INC., (the “Adviser”) and JPMORGAN FUNDS MANAGEMENT INC. (the “Services Company”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	A new section, numbered consecutively, is added to the Agreement as follows:

ARTICLE XIII Summary Prospectus

Should the Trust and the Company desire to distribute the prospectuses of the funds within the Trust pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

13.1. For purposes of this Section, the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

13.2. The Trust shall provide, or cause to provide, the Company with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Trust provide the Company with Statutory Prospectuses. If the Trust makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, unless the Parties agree otherwise, the Trust shall, in its discretion, provide the Company with such revised Summary Prospectus or a supplement setting forth the changes in the Rule 497 filing.

13.3. The Trust shall be responsible for compliance with Rule 498(e).

13.4. The Trust represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its series.

13.5. The Trust represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Trust documents made directly to the Trust. The Trust further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

13.6. The Company represents and warrants that it will comply with the requirements of Rule 498 and applicable law in connection with the delivery of the Summary Prospectuses.

13.7. The Company represents and warrants that it will respond to requests for additional fund documents made by Contract owners directly to the Company or one of its affiliates.

13.8. Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

13.9 The Company represents and warrants that it will not alter the Summary Prospectus or Statutory Prospectus without the prior written consent of the Fund.

13.10. If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Company with at least 60 days’ advance notice of its intent.

13.11. The Parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give Adviser and the Trust reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses. To the extent a Summary Prospectus is made available by the Trust, the Company, in its sole discretion, reserves the right to deliver to Contract Owners a Summary Prospectus for each underlying fund that has served as an investment option under a Contract issued by the Company. In addition, the Company, in its sole discretion, reserves the right to deliver the Statutory Prospectus in place of the Summary Prospectus. The Company shall deliver (or arrange for delivery of) such Summary or Statutory Prospectuses at the times required by applicable provisions of the 1933 Act and 1940 Act, the rules or regulations thereunder, and any applicable guidance received from the SEC or from the SEC Staff thereunder.

13.12. The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Section as applicable.

2.	The existing 4th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a “Portfolio”) as may be revised or supplemented from time to time with notice to all parties hereto, under this Agreement to the Account(s); and

3.	Existing Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.4. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be revised or supplemented from time to time hereafter with notice to all parties hereto, shall be invested in the Trust, in such other Trusts advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Trust; or (b) the Company gives the Trust 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Trust prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Trust consents to the use of such other investment company.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

5.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.12. The Trust represents and warrants that it is not subject to registration or regulation as a “commodity pool operator” as defined in the Commodity Exchange Act because it has claimed an exclusion from that definition. Trust agrees to promptly notify the Company if this representation ceases to be true. Trust, Adviser and Fund Manager each represent and warrant that it will at all times comply with the Commodities Exchange Act and Commodity Futures Trading Commission rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

JPMorgan Insurance Trust	J.P. Morgan Investment Management Inc.

By:	/s/ Jeffery A. Reedy	By:	/s/ Robert L. Young

Name:	Jeffery A. Reedy	Name:	Robert L. Young

Title:	Assistant Treasurer	Title:	Managing Director

Date:	4/30/13	Date:	4/30/13

TRANSAMERICA LIFE INSURANCE COMPANY TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY	JPMorgan Funds Management Inc.

By:	/s/ John Mallett	By:	/s/ Susan S. Montgomery

Name:	John Mallett	Name:	Susan S. Montgomery

Title:	Vice President	Title:	Executive Director

Date:	5/2/13	Date:	4/30/13

SCHEDULE A

Revised May 1, 2013

SEPARATE ACCOUNTS

Retirement Builder Variable Annuity Account

PFL Corporate Account One

Transamerica Corporate Separate Account Sixteen

Separate Account VA BNY

CONTRACTS

The One Income Annuity

Advantage V

Advantage VI

Advantage X

Transamerica LandmarkSM NY Variable Annuity (aka Transamerica LandmarkSM Select NY

PORTFOLIOS

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

JPMorgan Insurance Trust Mid Cap Growth Portfolio

JPMorgan Insurance Trust Equity Index Portfolio

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio

JPMorgan Insurance Trust Intrepid Growth Portfolio

JPMorgan Insurance Trust Mid Cap Value Portfolio

JPMorgan Insurance Trust International Equity Portfolio

JPMorgan Insurance Trust Small Cap Core Portfolio

JPMorgan Insurance Trust Diversified Equity Portfolio